UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2007

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Page
Item 2.02 Results of Operations and Financial Condition	2
Item 7.01 Regulation FD Disclosure	2
Item 9.01 Financial Statements and Exhibits	4
Signatures	5
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6
EX-99.7
EX-99.8
EX-99.9

Item 2.02.	Results of Operations and Financial Condition
     On January 30, 2008, Pinnacle West Capital Corporation (the “Company” or “Pinnacle West”) issued a press release regarding its financial results for its fiscal quarter ended December 31, 2007. A copy of the press release is attached hereto as Exhibit 99.9.
     Certain of the Information referenced in Item 7.01 below relates to the Company’s results of operations for its fiscal quarter ended December 31, 2007. This Information is attached hereto as Exhibits 99.2, 99.3, 99.7 and 99.9.

Item 7.01.	Regulation FD Disclosure
Financial and Business Information
     The Company is providing quarterly consolidated statistical summaries, earnings variance explanations, and a glossary of relevant terms (collectively, “Information”) to help interested parties better understand its business (see Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7 and 99.8). This Information is concurrently being posted to the Company’s website at www.pinnaclewest.com. The Information may not represent all of the factors that could affect the Company’s operating or financial results for various periods. Some of the Information is preliminary in nature and could be subject to significant adjustment. Some of the Information is based on information received from third parties and may contain inaccuracies. The Company is not responsible for any such inaccuracies. Although the Company may update or correct the Information if it is aware that such Information has been revised or is inaccurate, the Company assumes no obligation to update or correct the Information and reserves the right to discontinue the provision of all or any portion of the Information at any time or to change the type of Information provided.
2008 Earnings Outlook
     In this discussion, earnings per share amounts are after income taxes and are based on diluted common shares outstanding. The earnings guidance in this Form 8-K supersedes all previous earnings guidance provided by Pinnacle West.
     We estimate that our base level of consolidated earnings for 2008 will be within a reasonable range of $2.50 per share. We currently expect Arizona Public Service Company (“APS”) 2008 earnings to be basically flat compared with 2007, excluding the effects of abnormal weather and prior years’ tax adjustments. These estimates assume a March 1, 2008 effective date for APS’ request pending before the Arizona Corporation Commission (the “ACC”) for a $30 million increase in pretax annual retail revenues under an ACC-approved transmission cost adjustment mechanism and do not include any potential earnings effect from proposed amendments to APS’ line extension schedule (see below). We currently estimate that 2008 net income for our real estate subsidiary, SunCor Development Company (“SunCor”), will be approximately $20 million, reflecting continued weakness in the western United States real estate markets.
     For additional information regarding the retail transmission cost adjustment request pending before the ACC and the related Federal Energy Regulatory Commission (“FERC”) rate case, see “FERC Rate Case” in Note 5 of Notes to Condensed Consolidated Financial Statements in the Pinnacle West/APS Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007 (the “September 2007 Form 10-Q”) and “FERC Rate Case” in the Pinnacle West/APS Current Report on Form 8-K filed December 31, 2007. For information on the proposed line extension amendments, see “APS General Rate Case and Power Supply Adjustor” in Note 5 of Notes to Condensed Consolidated

Financial Statements in the September 2007 Form 10-Q and “Line Extension Schedule” in the Pinnacle West/APS Current Report on Form 8-K filed December 21, 2007.
Forward-Looking Statements
     Our earnings forecasts are subject to numerous risks, including those described below. This Form 8-K contains forward-looking statements regarding our 2008 earnings outlook. Neither the Company nor APS assumes any obligation to update these statements or make any further statements on any of these issues, except as required by applicable law. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from results or outcomes currently expected or sought by Pinnacle West or APS. In addition to the Risk Factors described in Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2006, these factors include, but are not limited to, state and federal regulatory and legislative decisions and actions, particularly those affecting our rates and our recovery of fuel and purchased power costs; the ongoing restructuring of the electric industry, including the introduction of retail electric competition in Arizona and decisions impacting wholesale competition; the outcome of regulatory, legislative and judicial proceedings, both current and future, relating to the restructuring and environmental matters (including those related to climate change); market prices for electricity and natural gas; power plant performance and outages; transmission outages and constraints; weather variations affecting local and regional customer energy usage; customer growth and energy usage; regional economic and market conditions, including the results of litigation and other proceedings resulting from the California energy situation, volatile fuel and purchased power costs and the completion of generation and transmission construction in the region, which could affect customer growth and the cost of power supplies; the cost of debt and equity capital and access to capital markets; current credit ratings remaining in effect for any given period of time; our ability to compete successfully outside traditional regulated markets (including the wholesale market); the performance of our marketing and trading activities due to volatile market liquidity and any deteriorating counterparty credit and the use of derivative contracts in our business (including the interpretation of the subjective and complex accounting rules related to these contracts); changes in accounting principles generally accepted in the United States of America and the interpretation of those principles; the performance of the stock market and the changing interest rate environment, which affect the value of our nuclear decommissioning trust, pension, and other postretirement benefit plan assets, the amount of required contributions to Pinnacle West’s pension plan and contributions to APS’ nuclear decommissioning trust funds, as well as the reported costs of providing pension and other postretirement benefits; technological developments in the electric industry; the strength of the real estate market in SunCor’s market areas, which include Arizona, Idaho, New Mexico and Utah; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of Pinnacle West and APS.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Registrant(s)	Description

99.1	Pinnacle West APS	Pinnacle West Capital Corporation quarterly consolidated statistical summary (cover page and list of contents).

99.2	Pinnacle West APS	Pinnacle West Capital Corporation quarterly consolidated statistical summary for the three and twelve-month periods ended December 31, 2007 and 2006.

99.3	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2007.

99.4	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2006.

99.5	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2005.

99.6	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2004.

99.7	Pinnacle West APS	Pinnacle West Capital Corporation earnings variance explanations for the three and twelve months ended December 31, 2007 and 2006 and unaudited condensed consolidated statements of income for the three and twelve months ended December 31, 2007 and 2006.

99.8	Pinnacle West APS	Glossary of Terms.

99.9	Pinnacle West APS	Earnings News Release issued on January 30, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: January 30, 2008	By:	/s/ Donald E. Brandt
Donald E. Brandt
Executive Vice President and Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: January 30, 2008	By:	/s/ Donald E. Brandt
Donald E. Brandt
President and Chief Financial Officer

Exhibit Index

Exhibit No.	Registrant(s)	Description

99.1	Pinnacle West APS	Pinnacle West Capital Corporation quarterly consolidated statistical summary (cover page and list of contents).

99.2	Pinnacle West APS	Pinnacle West Capital Corporation quarterly consolidated statistical summary for the three and twelve-month periods ended December 31, 2007 and 2006.

99.3	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2007.

99.4	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2006.

99.5	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2005.

99.6	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2004.

99.7	Pinnacle West APS	Pinnacle West Capital Corporation earnings variance explanations for the three and twelve months ended December 31, 2007 and 2006 and unaudited condensed consolidated statements of income for the three and twelve months ended December 31, 2007 and 2006.

99.8	Pinnacle West APS	Glossary of Terms.

99.9	Pinnacle West APS	Earnings News Release issued on January 30, 2008.